Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698

CONEXANT NAMES NEW PRESIDENT AND CHIEF OPERATING OFFICER

Industry Veteran Sailesh Chittipeddi Assumes Expanded Role

NEWPORT BEACH, Calif., Nov. 18, 2010 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that Sailesh Chittipeddi has been named president and chief operating officer. Chittipeddi joined Conexant in 2006 and served most recently as co-president, with responsibility for global engineering, operations, quality, IT, and associated infrastructure activities. In his new role, Chittipeddi will have worldwide responsibility for engineering, operations, quality, and marketing. He continues to report to Scott Mercer, Conexant’s chairman and chief executive officer.

“Sailesh is a seasoned senior executive with an outstanding record of accomplishment at Conexant and throughout the course of his career,” Mercer said. “His experience, dedication, and drive will prove invaluable as we work to respond to the challenges we currently face and strengthen our position as a leading provider of semiconductor solutions for imaging, audio, embedded modem, and video surveillance applications.”

Since being hired initially at Conexant as senior vice president of Global Operations, Chittipeddi has assumed roles with greater responsibility.

“The opportunity to serve as Conexant’s president and chief operating officer represents the pinnacle of my career to date,” Chittipeddi said. “We possess the talent, intellectual property, and technology required to continue to be a leading player in the markets we’ve chosen to address, and our engineering and marketing teams are committed to delivering innovative new solutions intended to maximize the success of our customers worldwide.”

About Sailesh Chittipeddi

Chittipeddi joined Conexant in June 2006 as senior vice president of Global Operations. In April 2008, he was promoted to executive vice president of Global Operations and chief technical officer, with responsibility for Global Operations, Quality, Worldwide Manufacturing Engineering, Design Platform Engineering, and Purchasing. He was named co-president of Conexant in July 2009, with responsibility for global engineering, operations, quality, IT, and associated infrastructure activities.

Prior to joining Conexant, Chittipeddi spent 17 years in several senior R&D and operations-related positions with Agere Systems, Lucent Technologies, AT&T Microelectronics, and AT&T Bell Labs. He also served as Lucent’s SEMATECH representative, and was a member of the Technical Staff with AT&T Bell Labs. Chittipeddi holds a master’s degree in business administration from the University of Texas at Austin, a master’s degree and a doctorate in physics from Ohio State University, and a master’s degree in physics from Northern Illinois University. He also holds 61 U.S. patents related to semiconductor process, package, and design, and has authored nearly 40 publications.

About Conexant

Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

Safe Harbor

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our narrower, less diversified and more focused portfolio of products as a result of our recent restructuring activities; the risks of doing business internationally; the highly cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; our limited visibility into customer demand and our ability to accurately forecast future demand for our products; the intense competition we face in the markets we operate in; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the loss of a key customer or a significant reduction in or cancellation of purchases by any key customers; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; the risk that our research and development expenditures might not lead us to achieve anticipated sales volume for new products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; our successful development of competitive new products; future impairment of our goodwill and intangible assets; the financial risks of default by tenants and subtenants in the space we own or lease; the ability of our customers to manage inventory; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; our history of substantial GAAP losses; our ability to use our substantial net operating losses to offset future taxable income; general economic and political conditions and conditions in the markets we address; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

###